Exhibit 99.1

Washington Prime Group Prices $750 Million Offering of 5.950% Unsecured Notes

COLUMBUS, OH — August 1, 2017 — Washington Prime Group Inc. (NYSE: WPG) today announced that its majority owned operating partnership subsidiary, Washington Prime Group, L.P. (the “Operating Partnership”), has priced $750 million principal amount of its 5.950% notes due 2024 in an underwritten public offering. The notes are being offered to investors at a price of 98.467% with a yield to maturity of 6.222%. The notes will mature on August 15, 2024. The offering is expected to close on or about August 4, 2017, subject to customary closing conditions.

The Operating Partnership expects to use the net proceeds from the offering of the notes to repay the outstanding indebtedness under its May 2014 term loan and reduce outstanding borrowings under its June 2015 term loan.

BofA Merrill Lynch, Goldman Sachs & Co. LLC, Jefferies LLC and U.S. Bancorp Investments, Inc. are serving as joint book-running managers for the offering.

The issuer has filed a registration statement on Form S-3, as amended, relating to these securities with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the offering and an accompanying prospectus have been filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or other jurisdiction.

The offering will be made solely by means of a prospectus supplement and accompanying prospectus filed with the SEC.  Investors may obtain these documents without charge from the SEC at www.sec.gov.  A copy of the prospectus supplement and prospectus relating to the offering, when available, may be obtained by contacting BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255, attention of Prospectus Department or email: dg.prospectus_requests@baml.com; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, attention of Prospectus Department or telephone: 866-471-2526 or facsimile: 212-902-9316 or email: prospectus-ny@ny.email.gs.com; Jefferies LLC, 520 Madison Avenue, 3rd Floor, New York, NY 10022, attention of High Grade Syndicate Desk or telephone: 877-877-0696; or U.S Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, attention of High Grade Syndicate Desk or telephone: 877-558-2607.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. A trademark application has been filed with the U.S. Patent and Trademark Office for the name “Washington Prime Group”.

Contacts

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Communications, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed offering of the notes, the anticipated consequences and benefits of the offering of the notes and the targeted close date for the offering of the notes, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, WPG’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase enclosed retail store occupancy and same-store operating income; risks associated with acquisitions, dispositions, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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